Exhibit 99.1

Xenetic Biosciences, Inc. Reports Third Quarter 2025 Financial Results

Continued execution on collaborations and exploratory investigator-initiated studies with institutional partners

Secured net proceeds of approximately $3.9 million from October 2025 offering

FRAMINGHAM, MA – (November 13, 2025) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers, today reported its financial results for the third quarter 2025.

“We are steadily building the foundation for potentially transformative progress in the oncology treatment paradigm as we advance our systemic DNase I program in combination with established cancer therapies,” commented James Parslow, Interim Chief Executive Officer and Chief Financial Officer of Xenetic. “The partnerships we’ve formed continue to generate critical data that we believe will help us guide our development and regulatory strategies to fully realize the promise of our DNase technology. The underwritten public offering we completed in October 2025 extends our cash runway and provides us additional capital to continue to invest in pre-clinical efforts and exploratory studies and advance our technology toward an IND submission and Phase 1 initiation.”

Xenetic continues to advance its DNase-based technology towards Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors. Preclinical proof-of-concept studies combining DNase I with chemotherapy, immunotherapies, and CAR-T therapy in hematological and solid tumor and metastatic cancer models have been completed. Building on proof-of-concept success, the program has now advanced to mechanism-of-action and translational studies in preparation for a Phase 1 clinical trial.

Additionally, as previously announced in December 2024, Xenetic entered into a Clinical Trial Services Agreement with PeriNess, under which PeriNess will lead in the regulatory approval, operational execution and management of potential exploratory, investigator initiated studies of recombinant DNase as an adjunctive treatment in patients with pancreatic carcinoma and other locally advanced or metastatic solid tumors receiving chemotherapy and immunotherapy in Israeli medical centers.

Summary of Financial Results for Third Quarter 2025

Net loss for the quarter ended September 30, 2025 was approximately $0.5 million. Research & development expenses for the three months ended September 30, 2025 increased by approximately $0.4 million, or 105.6%, to approximately $0.8 million from $0.4 million in the comparable quarter in 2024 primarily due to increased manufacturing development efforts and pre-clinical research as well as increased consulting costs. General and administrative expenses for the three months ended September 30, 2025 increased by approximately $0.1 million, or 9.3%, to approximately $0.8 million from approximately $0.7 million in the comparable quarter in 2024 primarily due to increased legal costs in connection with the Company’s strategic review process.

Revenue for the three months ended September 30, 2025 increased by approximately $0.4 million, or 67.2%, to approximately $1.0 million from approximately $0.6 million for the three months ended September 30, 2024. This increase represented an increase in royalty revenue related to Xenetic’s sublicense agreement with Takeda Pharmaceuticals Co. Ltd. as compared to the same period in 2024 primarily due to royalties recognized from certain countries during the third quarter of 2025 compared to the same period in 2024.

The Company ended the quarter with approximately $4.1 million cash. Subsequent to quarter end, the Company closed an underwritten offering for net proceeds of approximately $3.9 million.

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About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on advancing innovative immuno-oncology technologies addressing difficult to treat cancers. The Company's DNase platform is designed to improve outcomes of existing treatments, including immunotherapies, by targeting neutrophil extracellular traps (NETs), which are involved in cancer progression. Xenetic is currently focused on advancing its systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors.

For more information, please visit the Company's website at www.xeneticbio.com and connect on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," "remain," "focus", "confidence in", "potential", “continue”, “advance”, “fully realize”, “promise”, and other words of similar meaning, including, but not limited to, all statements regarding expectations for our DNase-base oncology platform, including statements regarding: potentially transformative progress in the oncology treatment paradigm as we advance our systemic DNase I program in combination with established cancer therapies; our partnerships continuing to generate critical data that we believe will help us guide our development and regulatory strategies to fully realize the promise of our DNase technology; plans to continue to invest in pre-clinical efforts and exploratory studies and advance our technology toward an IND submission and Phase 1 initiation; plans to advance our DNase-based oncology technology towards Phase 1 clinical development for the treatment of pancreatic carcinoma and other locally advanced or metastatic solid tumors; plans to build on proof-of-concept success; expectations regarding mechanism-of-action and translational studies in preparation for a Phase 1 clinical trial; expectations regarding our partnership with PeriNess and anticipated outcomes under the clinical services agreement; our focus on advancing innovative immune-oncology technologies addressing difficult to treat cancers; expectations regarding the DNase platform improving outcomes of existing treatments, including immunotherapies, by targeting NETs, which are involved in cancer progression; and our focus on advancing our systemic DNase program into the clinic as an adjunctive therapy for pancreatic carcinoma and locally advanced or metastatic solid tumors. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from our manufacturing and collaboration agreements; (2) unexpected costs, charges or expenses resulting from the licensing of the DNase platform; (3) uncertainty of the expected financial performance of the Company following the licensing of the DNase platform; (4) failure to realize the anticipated potential of the DNase or PolyXen technologies; (5) the ability of the Company to obtain funding and implement its business strategy; (6) risks and uncertainties as to the outcome and timing of the strategic review process being conducted by the Board and a special independent committee thereof, including the possibility that the Board may decide not to undertake a strategic alternative following the evaluation process, the Company’s inability to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors, the potential for disruption to our business resulting from the review process, and potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the evaluation process and the results thereof, as well as risks and uncertainties related to the potential impacts of consummation of a strategic transaction on the Company’s current business operations, anticipated business strategy and product development plans; and (7) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, and geopolitical events, such as the conflicts in Ukraine and in the Middle East, on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions, litigation, and shareholder activism, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(908) 824-0775

xbio@jtcir.com

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